Exhibit 23.1

We have issued our report dated February 3, 2005 accompanying the consolidated financial statements of VitalStream Holdings, Inc. and subsidiaries included in this Annual Report on Form 10-K (this "Form 10-K"). We hereby consent to inclusion of said report in this Form 10-K and the incorporation by reference of said report in the Registration Statement of VitalStream Holdings, Inc. on Form S-8, File No. 333-82218 and on Form S-2, file No. 333-117456..

ROSE, SNYDER & JACOBS

Encino, CA
March 31, 2005